UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2021

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
L.B. Foster Company (the “Company”) announced on February 16, 2021 several changes to its global business segment reporting structure. The Company’s recent moves are designed to consolidate and better align the organization with future growth strategies.
L.B. Foster’s business portfolio and external business segment reporting structure will be consolidated into two primary segments: Rail Technologies and Services and Infrastructure Solutions. The Rail Technologies and Services segment will consist of businesses previously positioned within the Rail Products and Services segment. The Infrastructure Solutions segment will combine all businesses previously within the legacy Construction Products and Tubular and Energy Services segments. Each segment will report to a business line executive that will have responsibility for the segment’s performance.
In the Rail Technologies and Services segment, the Company has increased its emphasis in developing technology to support new products and services and deliver real benefits to customers with improved efficiency, reduced disruptions, improved passenger comfort and information, and enhanced safety. Core track products are being re-imagined, redesigned, and improved with respect to resiliency and concerns around noise, vibration, and exposure to tough environmental conditions. Leveraging these technologies across new and existing products and geographic markets is a cornerstone of this segment’s growth strategy.
Infrastructure Solutions is positioned to benefit from anticipated investment in a wide range of infrastructure needs including solutions that support transportation, energy, and general infrastructure projects. Growth opportunities exist in several areas across this segment as customers seek partners with unique capabilities to solve problems with a cost effective, innovative approach. This segment provides custom engineered solutions tailored to customer specifications often supporting highly complex projects. Engineering and construction firms and general contractors look to L.B. Foster Infrastructure Solutions for design and application engineering help when addressing needs across highway, bridge, ports, railways, heavy civil, marine, water and storm water, agricultural, commercial, and residential projects. The Company intends to leverage its unique capabilities using fabricated steel, precast concrete, and other systems and services from facilities that commonly manage complex projects.
Included are restated results for 2018, 2019, and the first nine months ended September 30, 2020 to reflect the change in reporting segments.

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Prior Segment Structure			New Segment Structure
	Rail Products and Services	Construction Products	Tubular and Energy Services[1]	Rail Technologies and Services	Infrastructure Solutions
	(Unaudited)			(Unaudited)
Net Sales	$209,131	$108,925	$63,779	$209,131	$172,704
Gross Profit	40,470	15,964	16,887	40,470	32,851
Gross Profit Percentage	19.4%	14.7%	26.5%	19.4%	19.0%
Segment Profit	10,729	1,623	7,213	10,729	8,836
Segment Profit Percentage	5.1%	1.5%	11.3%	5.1%	5.1%

	Year Ended December 31, 2019			Year Ended December 31, 2019
	Prior Segment Structure			New Segment Structure
	Rail Products and Services	Construction Products	Tubular and Energy Services[1]	Rail Technologies and Services	Infrastructure Solutions
	(Unaudited)			(Unaudited)
Net Sales	$321,808	$182,486	$112,134	$321,808	$294,620
Gross Profit	63,667	25,501	31,770	63,667	57,271
Gross Profit Percentage	19.8%	14.0%	28.3%	19.8%	19.4%
Segment Profit	19,641	5,726	17,889	19,641	23,615
Segment Profit Percentage	6.1%	3.1%	16.0%	6.1%	8.0%

	Year Ended December 31, 2018			Year Ended December 31, 2018
	Prior Segment Structure			New Segment Structure
	Rail Products and Services	Construction Products	Tubular and Energy Services[1]	Rail Technologies and Services	Infrastructure Solutions
	(Unaudited)			(Unaudited)
Net Sales	$319,524	$158,653	$102,887	$319,524	$261,540
Gross Profit	62,307	22,899	28,262	62,307	51,161
Gross Profit Percentage	19.5%	14.4%	27.5%	19.5%	19.6%
Segment Profit	19,468	6,798	14,789	19,468	21,587
Segment Profit Percentage	6.1%	4.3%	14.4%	6.1%	8.3%
1 Tubular and Energy Services excludes the results of Test and Inspection Services as a result of the September 4, 2020 sale of the business. Results of Test and Inspection Services are included in discontinued operations.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*99.1	Press Release dated February 16, 2021, of L.B. Foster Company.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	February 16, 2021	/s/ James M. Kempton
James M. Kempton
Corporate Controller and
Principal Accounting Officer